EXHIBIT 2

		   MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding ("MOU") is entered into effective as of the last date of execution as set forth below (the "Effective Date") and sets forth the understanding between Entergy Operations Services, Inc. (hereinafter referred to as "EOSI") and Entergy Thermal, L.L.C ("ETLLC") regarding the project planning and development, general management, and other administrative services to be performed by EOSI relating to Entergy Thermal's District Energy System currently under development in New Orleans (the "System")


1) It is the intent of EOSI and ETLLC to enter into a contract (the "Contract") whereby EOSI will perform certain project planning, development, management, and other administrative services (the "Services") relating to ETLLC development and operations of the System.

2) EOSI and ETLLC shall enter into good faith negotiations in order to produce the Contract, on terms and conditions acceptable to each party in its discretion.

3) Both parties shall sign the Contract within 90 days after the Effective Date (the "Contract Deadline").

4) If the Contract is not fully executed on or prior to the Contract Deadline, this MOU shall be of no further force or effect, except that ETLLC shall be obligated to pay EOSI's reasonable costs (the "Pre-Contract Costs"), subject to the terms and conditions set forth below, of performing the Pre-Contract Services (defined below) within thirty (30) days after receipt of invoice from EOSI.

5) If the Contract is fully executed on or prior to the Contract Deadline, this MOU shall be of no further force or effect, and any unpaid Pre-Contract Costs shall be paid within thirty (30) days after receipt of invoice from EOSI.

6) Each party's obligations under this MOU and the Contract, if executed, are subject to and shall be governed by any and all applicable provisions of the Public Utility Holding Company Act of 1935, including without limitation, the requirement thereunder that EOSI provide services to ETLLC at cost, without profit or other mark-up.

7) Prior to the execution of the Contract, EOSI may, as requested by ETLLC, assist in the following types of activities ("the Pre-Contract Services"):

  a)   Developing a capital improvement plan for the Charity
       Hospital District Energy plant.

  b) Developing System operating policies, processes, and procedures to include maintenance, operations, and environmental processes and policies.

  c)   Establishing customer interface processes.

  d)   Developing safety processes and procedures.

  e)   Develop System performance reporting.

  f) Developing various business systems such as billing processes.

  g) Developing System staffing plans, including position descriptions, and hiring criteria/screening criteria.

  h)   Establishing System staff training and development programs.

  i) Working with NOVA/TIC and other System contractors to ensure a smooth transition from construction to operations.

8) The Pre-Contract Costs will be billed on an at-cost basis.
   Detail support documentation will accompany all invoices submitted by EOSI to ETLLC. Any services to be performed by EOSI personnel must be approved by ETLLC before the services are provided. Additional expenses will be limited to EOSI's reasonable out-of-pocket expenses as well as agreed allocations of overhead-type costs related to performance of the Pre-Contract Services. EOSI will not incur costs on behalf of ETLLC that exceed the monthly amounts indicated in the monthly 1999 EOSI Operations and Maintenance budget, a copy of which is attached hereto as Attachment A without prior written approval from ETLLC.

9) The Services set forth in the Contract, if executed, shall contain services similar to the activities identified in the "Scope of Work" which is attached hereto as Attachment B. Notwithstanding the foregoing, the parties shall not be bound by the Scope of Work set forth in Attachment B and specifically agree that certain services may be added thereto or excluded therefrom in the course of negotiating the Contract. The parties further specifically agree that the Services shall be negotiated on such terms and conditions as to ensure that ETLLC complies with all of its third-party contractual obligations.10. .





APPROVED AND ACCEPTED ON BEHALF OF
ENTERGY OPERATIONS SERVICES, INC.


By:    ___________________________________

Title: ___________________________________

Date: ___________________________________



APPROVED AND ACCEPTED ON BEHALF OF
ENTERGY THERMAL, L.L.C.


By:    ___________________________________

Title: ___________________________________

Date: ___________________________________

			    ATTACHMENT  A
	     1999 EOSI Operations and Maintenance Budget


			      Jul-99  Aug-99  Sep-99  Oct-99  Nov-99  Dec-99
Plant Manager                  6,667   6,667   6,667   6,667   6,667   6,667
Incentive Amortization         1,000   1,000   1,000   1,000   1,000   1,000
Payroll Taxes 7.7%               590     590     590     590     590     590
Benefits $9,360/Employee/Year    780     780     780     780     780     780
O&M Gen. And Admin. (EOSI)     8,333   8,333   8,333   8,333   8,333   8,333
Mobilization/Startup (EOSI)   16,667  16,667  16,667  16,667  16,667  16,667
			      ----------------------------------------------
Total Pre Contract Cost       34,037  34,037  34,037  34,037  34,037  34,037
			      ----------------------------------------------

			ATTACHMENT B

		       SCOPE OF WORK<FN1>


Mobilization Items                           Delivery Dates
Assist ETLLC in meeting all of ETLLC's
contractual obligations related to O&M of
the System.                                     Ongoing

Develop, for approval, a capital
improvement plan for the Charity plant
related to modifications, operations, &
maintenance of the facility.                      8/99

Develop job descriptions on all System
personnel.                                       11/99

Participate in the staffing decisions on
all System personnel to include transition
plan for eventual personnel hired from the
Charity plant & LSU central plant.               1/2000

Develop and maintain a training program for
System staff.                                    1/2000

Develop and maintain System environmental
compliance and communications policies and
procedures.                                      2/2000

Develop and maintain an effective System
safety program.                                  3/2000

Develop and maintain System contingency
planning for uncontrollable events
affecting delivery of steam, chilled water
or interruptible electricity loss                3/2000

Develop and maintain detailed Operational
Plans, Policies and Procedures for the
System.                                          4/2000

Develop and maintain a System security
policy and procedure.                            4/2000

Develop and maintain Maintenance Plans,
Policies, Procedures and Processes for the
System.                                          5/2000

Develop and maintain System customer
billing processes.                               5/2000

Establish Customer Service
interfaces/policies and procedures.              5/2000

Develop awareness of all connected and
contracted customer load facilities.             6/2000

Develop Customer Service performance
levels, response times, service standards,
etc.                                             6/2000

Develop invoice & remittance processing
procedures utilizing Entergy Corporate           6/2000
Systems.

Oversee & Monitor System equipment testing
and performance measures pre & post
installation                                     7/2000

Operational Items:
(May be included in EOSI/ETLLC contract agreement)

- Provide direction and supervision of ETLLC's employees and/or contractors for the day-to-day System operations.

- Develop and maintain System asset preservation Plans, Policies and Procedures.

- Assist ETLLC in developing the annual and long-term
  System expense budget.

- Assist ETLLC in developing the annual and long-term
  System capital budget.

- Develop, for approval, a set of System Performance indicators.

- Maintain key System process performance indicators and provide monthly and annual System performance reports to ETLLC.

- Manage employee performance management processes and procedures ETLLC System employees.

- Pre-approve plant O&M invoices for ETLLC's final approval.

- Order approved supplies/levels of supplies.

- Assist in sales initiatives on an as needed basis.

- Interface with customers and suppliers; promote good community relations.

- Facilitate owner's user group committee meetings held quarterly or on as needed basis.

- Maintain documentation control of turnover packages from contractors.

- Develop the outage maintenance schedule for approval.

- Implement approved maintenance outages.

- Utilize Louisiana Job Service and/or other venues to help ETLLC obtain optimal benefits from the Louisiana sales tax rebate program.

- Operate & maintain temporary District Energy services as required.

- Procure and maintain Assist ETLLC in procuring and
  maintaining required operating permits, licenses, and staff certifications.
_______________________________
<FN1> This Scope of Work covers following non-comprehensive list of work required to properly manage the operation and maintenance of ETLLC's System.